Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Vitru Brasil Empreendimentos, Participações e Comércio S.A. of our report dated April 5, 2022 relating to the financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda., which appears in Vitru Limited’s Form 6-K/A filed on February 9, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Maringá, Brazil
February 20, 2024